UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

Red Hat, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33162	06-1364380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Davie Street Raleigh, NC	27601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 754-3700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 30, 2014, Red Hat, Inc. (the “Company”) issued a press release announcing that it intends to offer, subject to market conditions and other factors, $700 million of Convertible Senior Notes due 2019 in a private offering to qualified institutional buyers. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On October 2, 2014, the Company issued a press release announcing that the Company has priced its previously announced offering of $700 million of Convertible Senior Notes due 2019. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated September 30, 2014 entitled “Red Hat Announces Proposed Offering of Convertible Senior Notes”

99.2	Press Release dated October 2, 2014 entitled “Red Hat Announces Pricing of Offering of Convertible Senior Notes”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED HAT, INC

Date: October 2, 2014	By:	/s/ R. Brandon Asbill
R. Brandon Asbill
Assistant Secretary

EXHIBIT INDEX

99.1	Press Release dated September 30, 2014 entitled “Red Hat Announces Proposed Offering of Convertible Senior Notes”

99.2	Press Release dated October 2, 2014 entitled “Red Hat Announces Pricing of Offering of Convertible Senior Notes”